Exhibit 10.127

GUARANTY OF BORROWER’S RECOURSE LIABILITIES

1.                                       The Guaranty.

The undersigned guarantor, MINTO BUILDERS (FLORIDA), INC., a Florida corporation (“Guarantor”), having an office at 2901 Butterfield Road Oak, Brook, Illinois 60523, unconditionally and irrevocably, guarantees (the “Guaranty”) to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, having an office at 730 Third Avenue, New York, New York 10017 (“Lender”), the due payment and prompt performance of the Liabilities (defined below) and the payment, on demand of the Expenses (defined below). This Guaranty is absolute, independent and continuing under all circumstances, and is a guaranty of payment and performance, not of collection. Guarantor acknowledges that Lender has given sufficient consideration for this Guaranty by agreeing to permit the assumption of a certain loan (the “Loan”) by MB Minneapolis 8th Street, L.L.C., a Delaware limited liability company (“Borrower”). The Loan is evidenced by that certain promissory note from 80 South Eighth L.L.C., a Delaware limited liability company (“Old Borrower”) to Lender in the amount of $161,000,000.00 dated December 15, 2004 (the “Note”). The Note is primarily secured by that certain Mortgage, and Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement dated December 15, 2004 executed by Old Borrower for the benefit of Lender recorded on December 23, 2004 in the Office of the Register of Titles, Hennepin County, Minnesota under Document No. 4057371 (the “Mortgage”). Guarantor acknowledges that Lender is consenting to the transfer of the Property encumbered by the Mortgage and the assumption of the Loan in reliance on each of the terms of this Guaranty.

2.                                       Definitions.

2.1                                 “Default Interest Rate” is defined as the lower of 10.00% per annum or the maximum interest rate, if any, permitted by law.

2.2                                 “Expenses” means all attorneys’ fees and disbursements, court costs and other legal expenses and all other costs and expenses of any kind which Lender may at any time pay or incur in connection with the Liabilities or in attempting to collect, compromise or enforce in any respect the Liabilities or this Guaranty, whether or not suit is ever filed, and whether or not in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving Guarantor. If Lender pays any such cost or expense, “Expenses” also includes interest at the Default Rate on any such payment from the date of payment by Lender until repayment of such sum to Lender in full.

2.3                                 “Liabilities” means any and all matters set forth in Section 15.l(c) of the Mortgage as “excluded and excepted from the limitation of liability.” The provisions of Section 15.1 (c) of the Mortgage are incorporated by reference in this Guaranty as if fully set forth herein. Guarantor acknowledges that the amount of the Liabilities and Expenses may exceed the amount necessary to pay in full the Note.

2.4                                 “Loan Documents” is defined as the Note, the Mortgage, the Assignment of Leases and Rents executed by Borrower in favor of Lender, recorded on December 23, 2004 in the Office of the Register of Titles, Hennepin County, Minnesota under Document No. 057372 (the “Assignment”) and all documents now or hereafter executed by Borrower or held by Lender relating to the Loan, including all amendments but excluding any indemnities or guaranties delivered in connection with the Loan.

3.                                       Representations and Warranties. Guarantor represents and warrants to Lender as follows:

3.1                                 Review of Guaranty and Loan Documents. Guarantor has reviewed with the benefit of its legal counsel the terms of this Guaranty, the Mortgage, the Assignment, the Note and each of the other Loan Documents.

3.2                                 Financial Benefit to Guarantor. Guarantor is deriving a material financial benefit from the making of the Loan to Borrower.

3.3                                 Organization/Authorization/Enforceability. Guarantor is duly organized, validly existing and in good standing under the laws of the State of its formation, and duly qualified and in good standing under the laws of each other State in which its activities require that it be qualified. Guarantor has executed and delivered this Guaranty pursuant to proper authority duly granted. Each obligation under this Guaranty is legal, valid, binding and enforceable against Guarantor in accordance with its terms, subject to any applicable provisions of bankruptcy and insolvency laws and laws governing the rights of creditors generally.

3.4                                 Existing Defaults/Litigation/Violations of Law. Guarantor is not in default under any agreement, the effect of which could materially adversely affect performance of its obligations under this Guaranty. There are no actions, suits or proceedings pending or, to the best of its knowledge, threatened against Guarantor before any court or any other governmental authority of any kind which could materially adversely affect performance of its obligations under this Guaranty. Neither the execution and delivery of this Guaranty nor compliance with its terms will violate any presently existing law, regulation, order, writ, injunction or decree of any court or other governmental authority of any kind, or result in any default by Guarantor under any other document or agreement of any kind.

3.5                                 ERISA. Guarantor is not an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) to which ERISA applies and Guarantor’s assets do not constitute assets of any such plan.

3.6                                 Solvency. Guarantor (i) is solvent on the date of this Guaranty and will not become insolvent as a result of the obligations incurred under this Guaranty; (ii) is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the property of such Guarantor is an unreasonably small capital; and (iii) has not intended to incur, does not intend to incur, and does not believe that it is incurring, obligations that would be beyond Guarantor’s ability to pay as such obligations mature.

4.                                       Covenants and Agreements. Guarantor covenants and agrees as follows:

4.1                                 Transfers, Sales, Etc. Guarantor will not sell, lease, transfer, convey or assign any of its assets, unless such sale, lease, transfer, conveyance or assignment will not have a material adverse effect on the business or financial condition of Guarantor. The foregoing sentence will not expand or diminish the scope of any transfer of assets that is permitted or constrained by the Note, the Mortgage or any other Loan Document. In addition, Guarantor will not become a party to any merger or consolidation that would have a material adverse affect on the financial condition of Guarantor or its ability to perform hereunder, nor, except in the ordinary course of its real estate business, acquire all or substantially all of the assets of, a controlling interest in the stock of, or a partnership or joint venture interest in, any other entity. For purposes of this paragraph, an event shall be deemed to have a “material adverse effect” on the business or financial condition of Guarantor if such event results in a failure of the “Net Worth Test” (as defined below).

4.2                                 Rescinded, Avoided or Returned Payments. If at any time any part of any payment previously applied by Lender to any of the Liabilities is rescinded, avoided or returned by Lender for any reason, including the insolvency, bankruptcy or reorganization of the Guarantor or any other party, such Liabilities will be deemed to have continued in existence to the extent that such payment is rescinded, avoided or returned, and this Guaranty will be reinstated as to such Liabilities as though such prior application by Lender had not been made.

4.3                                 Certain Permitted Actions of Lender. Lender may from time to time, in its sole discretion and without notice to Guarantor, take any of the following actions without in any way affecting the obligations of Guarantor: (a) obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder or under any of the Loan Documents; (b) obtain the primary or secondary obligation of any additional obligor or obligors with respect to any of the Liabilities or any obligations under any of the Loan Documents; (c) extend, modify, subordinate, exchange or release any of the Liabilities or any of the obligations under any of the Loan Documents; (d) modify, subordinate, exchange or release its security interest in any part of any property securing any of the Liabilities or any obligation hereunder or any obligation under any of the Loan Documents, or extend, modify, subordinate, exchange or release any obligations of any obligor with respect to any such property; (e) alter the manner or place of payment of the Liabilities; (f) enforce this Guaranty against Guarantor for payment of any of the Liabilities, whether or not Lender has (A) proceeded against any other party primarily or secondarily obligated with respect to any of the Liabilities or (B) resorted to or exhausted any other remedy or any other security or collateral; and (g) foreclose on, take possession of or sell any of the collateral or security for the Liabilities or enforce any other rights under the Note, the Mortgage or any of the other Loan Documents.

4.4                                 Lender’s Option to Release Any Guarantor. Lender may, from time to time in its sole discretion, release Borrower or any other obligor from any of the Liabilities without notice to Guarantor or any other party and without in any way releasing or affecting the liability of Guarantor.

4.5                                 Application of Payments. Lender may apply any payment made on account of the Liabilities toward such of the Liabilities, and in such order, as Lender may from time to time elect in its sole discretion.

4.6                                 Subordination. Guarantor hereby subordinates, and will cause any entity which Guarantor directly or indirectly controls (an “Affiliate”) to subordinate, any claims or liens of Guarantor or such Affiliate against Borrower and each and every other guarantor of any kind (including any right of Guarantor to a return of any capital contributed to Borrower and any other guarantor) to all of the Liabilities and to any other claims or liens of Lender against Borrower and any other guarantor or its property. Upon any notice by Lender to Guarantor of the existence or occurrence of any Liabilities, Guarantor and its Affiliates will enforce any of their claims or liens as trustee for Lender, and will cause any receipts (except for management and/or leasing fees received by Affiliates in connection with services actually rendered) to be paid over to Lender on account of the Liabilities without affecting in any manner the liability of Guarantor under this Guaranty except to the extent of such payment.

4.7                                 Certain Events Not Affecting Obligations of Guarantors. The obligations of Guarantor hereunder will not be affected by any of the following: (a) the release or discharge of Borrower or any other guarantor in any creditors’, receivership, bankruptcy, reorganization, insolvency, or other proceeding; (b) the rejection or disaffirmance in any such proceeding of any of the Liabilities or any of the obligations under the Loan Documents; (c) the impairment or modification of any of the Liabilities or any of the obligations under the Loan Documents, or of any remedy for the enforcement thereof, or of the estate of any other Guarantor in bankruptcy, resulting from any present or future federal or state bankruptcy law or any other law of any kind or from the decision or order of any court or other governmental authority; (d) any disability or defense of Borrower or any other guarantor; (e) the cessation of the liability of Borrower or any other guarantor for any cause whatsoever; (f) any sale, assignment, transfer or other conveyance (including any conveyance in lieu of foreclosure or any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of the Liabilities or for the Loan, regardless of the amount received by Lender in connection therewith; or (g) any disability or defense of any kind now existing of Guarantor with respect to any provision of this Guaranty.

4.8                                 No Obligation of Lender Regarding Security Interest. Lender will have no obligation to obtain, perfect or retain a security interest in any property to secure any of the Liabilities or this Guaranty, or to protect or insure any such property.

4.9                                 Filing of Certain Claims. Guarantor promptly will file in any bankruptcy or other proceeding in which the filing of claims is required by law all claims and proofs of such claims which Guarantor may have against any other Guarantor, and will collaterally assign to Lender or its nominee all rights of such Guarantor thereunder. If any Guarantor does not so file, such Guarantor hereby irrevocably authorizes Lender or its nominee to do so, either (in Lender’s discretion) as attorney-in-fact for such Guarantor, or in the name of Lender or Lender’s nominee. In all such cases, any party authorized to pay such claim will pay to Lender or its nominee the full amount thereof.

4.10                           ERISA. For so long as this Guaranty is continuing, Guarantor hereby covenants to Lender that, for the duration of the term of this Guaranty, such Guarantor will not be an “employee benefit plan” within the meaning of Section 3(3) of ERISA to which ERISA applies and such Guarantor’s assets will not constitute assets of any such plan.

4.1 1                        Net Worth Test. For so long as this Guaranty is continuing and until the Loan is repaid in full, Guarantor hereby covenants to Lender that Guarantor and Borrower, in the aggregate, shall at all times maintain a collective net worth of not less than $75,000,000 (the “Net Worth Test”). In the event that Guarantor and Borrower do not meet the Net Worth Test, then Guarantor agrees to promptly deliver to Lender an additional or a substitute Guaranty in substantially the same form as this Guaranty, or a surety instrument, satisfactory to Lender, executed by the additional or substitute Guarantor, as the case may be, satisfactory to Lender in its reasonable discretion, which Guaranty or surety is sufficient in amount to cause the Net Worth Test to then be met.

5.                                       Waivers. Guarantor hereby expressly waives:

5.1                                 Notices. Notice of the acceptance by Lender of this Guaranty, notice of the existence or creation of any of the Liabilities, presentment, demand, notice of dishonor, protest, notice of protest, notice of acceleration, notice of intent to accelerate, under this Guaranty and all other notices except any specifically required by this Guaranty.

5.2                                 Disclosures About Other Guarantor. Any obligation Lender may have to disclose to Guarantor any facts Lender now or hereafter may know or have reasonably available to it regarding Borrower or any other guarantor or its financial condition, whether or not Lender has a reasonable opportunity to communicate such facts or has reason to believe that any such facts are unknown to Guarantor or materially increase the risk to Guarantor beyond the risk Guarantor intends to assume hereunder.

5.3                                 Diligence in Collection. All diligence in collection of any of the Liabilities, any obligation hereunder, or any guaranty or other security for any of the foregoing.

5.4                                 Benefit of Certain Laws. The benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in effect.

5.5                                 Certain Defenses. Any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of Lender to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding.

5.6                                 Election of Remedies Defense. Any defense based on an election of remedies by Lender, whether or not such election may affect in any way the recourse, subrogation or other rights of Guarantor against Borrower or any other guarantor or any other person in connection with the Liabilities.

5.7                                 Defenses Relating to Collateral Sale. Any defense based on the failure of Lender to (a) provide notice to the Guarantor of a sale or other disposition (including any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of the Liabilities, or (b) conduct such a sale or disposition in a commercially reasonable manner.

5.8                                 Rights of Subrogation, Contribution, Etc. Until payment by Guarantor of all amounts claimed under this Guaranty by Lender, any rights arising because of Guarantor’s payment of any of the Liabilities, (a) against Borrower or any other guarantor, by way of subrogation of the rights of Lender or otherwise, or (b) against Borrower any other guarantor or any other party obligated to pay any of the Liabilities, by way of contribution or reimbursement or otherwise.

6.                                       Miscellaneous.

6.1                                 Continuing Guaranty. This Guaranty in all respects will be a continuing guaranty, remaining in full force and effect until all of the following have occurred: (a) all of the Liabilities, if any, have been satisfied in full, (b) all of Guarantor’s obligations hereunder have been satisfied in full, and (c) all obligations relating to the Loan have been paid and performed in full. No notice of discontinuance or revocation will affect any of the obligations of Guarantor hereunder or any other obligor under any of the Liabilities. All obligations of Guarantor hereunder will survive any foreclosure, reinstatement, period of redemption or any deed in lieu of foreclosure which Lender may accept, to the extent any of the Liabilities remain unsatisfied or otherwise survive. Lender will acknowledge that there is no further obligation under this Guaranty when (a) (b) and (c) above have occurred.

6.2                                 Joint and Several Obligations; Successors and Assigns. If there is more than one Guarantor, all obligations under this Guaranty are joint and several to each of the Guarantors and any other party which hereafter guarantees any portion of the Liabilities. This Guaranty will bind Guarantor and the successors of Guarantor. This Guaranty will inure to the benefit of Lender and the successors and assigns of Lender including any participants of Lender with respect to the Loan.

6.3                                 Assignment by Lender. In connection with the assignment or transfer of an interest in the Loan, Lender may from time to time, without notice to any Guarantor, assign or transfer any interest in any of the Liabilities by loan participation or otherwise, and notwithstanding such assignment or transfer, such Liabilities will remain Liabilities for purposes of this Guaranty and each assignee or transferee of any interest in any of the Liabilities and this Guaranty will, to the extent of such interest, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Lender.

6.4                                 Time of Essence. Time is of the essence of this Guaranty.

6.5                                 Notices. All acceptances, approvals, consents, demands, notices, requests, waivers and other communications (the “Notices”) required or permitted to be given under the Loan Documents must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made; (b) sent by certified mail, return receipt requested or (c) delivered by nationally recognized overnight delivery service that provides evidence of the date of delivery, with all charges prepaid (for next morning delivery if sent by overnight delivery service), addressed to the appropriate party at its address listed below:

If to Guarantor:                                                                                                                                                               Minto Builders (Florida), Inc.

2901 Butterfield Road
Oak Brook, Illinois 60528
Attn: Lori Foust

with a courtesy

copy to:                                                                                                                                                                                                    The Inland Real Estate Group, Inc.

2901 Butterfield Road
Oak Brook, Illinois 60523
Attn: Dennis Holland, Esq.

Law Department

If to Lender:

Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 10017
Attention: Director Portfolio Management
For Mortgage and Real Estate Division
Region: Midwest/Southwest
TIAA Investment ID # AAA-4527
Mortgage #0005970

with a courtesy

copy to:

Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 100 17
Attention: Managing Counsel - New York
Investment Management Law
Region: Midwest/Southwest
TIAA Investment ID # AAA-4527
Mortgage #0005970

Lender and Borrower each may change from time to time the address to which Notices must be sent, by notice given in accordance with the provisions of this Section. All Notices given in accordance with the provisions of this Section will be deemed to have been received on the earliest of (i) actual receipt; (ii) Guarantor’s rejection of delivery; or (iii) 3 Business Days after having been deposited in any mail depository regularly maintained by the United States Postal

Service, if sent by certified mail, or 1 Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery.

6.6.                              No Modification Without Writing. This Guaranty may not be terminated or modified in any way nor can any right of Lender or any obligation of Guarantor be waived or modified, except by a writing signed by Lender and Guarantor.

6.7.                              Severability. Each provision of this Guaranty will be interpreted so as to be effective and valid under applicable law, but if any provision of this Guaranty will in any respect be ineffective or invalid under such law, such ineffectiveness or invalidity will not affect the remainder of such provision or the remaining provisions of this Guaranty.

6.8.                              Cumulative. The obligations of Guarantor hereunder are in addition to any other obligations it may now or hereafter have to Lender, and will not be affected in any way by the delivery to Lender by any other guarantor of any other guaranty, or any combination thereof. All rights and remedies of Lender and all obligations of the Guarantor under this Guaranty are cumulative. In addition, Lender will have all rights and remedies available to it in law or equity for the enforcement of this Guaranty.

6.9                                 Effect of Lender’s Delay or Action. No delay by Lender in the exercise of any right or remedy will operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy will preclude any other exercise thereof or the exercise of any other right or remedy. No action of Lender permitted hereunder will in any way impair or otherwise affect any right of Lender or obligation of Guarantor under this Guaranty.

6.10                           Governing Law. This Guaranty will be governed by, and construed in accordance with, the laws of the state of New York, without regard to conflict of law principles.

6.11                           Entire Agreement. This Guaranty represents the entire final agreement between the parties with respect to the transactions referred to herein and cannot be modified, supplemented, amended, rescinded or contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties, except by an instrument in writing signed by the parties hereto. There are no unwritten oral agreements between the parties hereto.

6.12                           Waiver of Jury Trial. Guarantor and Lender hereby knowingly, voluntarily and intentionally waive any rights that Guarantor or Lender may have to a trial by jury in any litigation arising in any way in connection with this Guaranty or any of the other Loan Documents executed by Guarantor or in connection with any other statements or actions of Lender or Guarantor.

6.13                           No Exculpation. The obligations of Guarantor under this Guaranty are not limited or impaired by any provisions in the Loan Documents exculpating Borrower or Borrower’s partners from personal liability thereunder or limiting Lender’s recourse against Borrower or Borrower’s partners.

7.                                       Construction.

7.1                                 The terms “include”, “including” and similar terms are construed as if followed by the phrase “without limitation”.

7.2                                 The singular of any word includes the plural and the plural includes the singular. The use of any gender includes all genders.

7.3                                 The terms “person”, “party” and “entity” include natural persons, firms, partnerships, limited liability companies and partnerships, corporations and any other public or private legal entity and all heirs, personal representatives, successors and assigns of such person or entity.

7.4                                 The term “provisions” includes terms, covenants, conditions, agreements and requirements.

7.5                                 No inference in favor of or against a party with respect to any provision in this Guaranty may be drawn from the fact that the party drafted this Guaranty.

7.6                                 Any appointment of Lender as Guarantor’s attorney-in-fact is irrevocable and coupled with an interest. Lender may appoint a substitute attorney-in-fact. Guarantor ratifies all actions taken by the attorney-in-fact but, nevertheless, if Lender requests, Guarantor will specifically ratify any action taken by the attorney-in-fact by executing and delivering to the attorney-in-fact or to any entity designated by the attorney-in-fact all documents necessary to effect the ratification.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of this                day of August, 2006.

MINTO BUILDERS (FLORIDA),
INC., a Florida corporation

By:
Name:
Its: